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                                                                     EX-99.g.1.e

                  AMENDMENT RELATING TO ADMINISTRATIVE SERVICES
                       UNDER MULTIPLE SERVICES AGREEMENT

                  This AMENDMENT, dated May 21, 2001, is between The Brinson Funds, a Delaware business trust (the "Customer"), on behalf of its separate Series, and The Chase Manhattan Bank (the "Bank"). It amends the Multiple Services Agreement, effective May 9, 1997, as amended from time to time (the "Agreement"), between the Customer and Morgan Stanley Trust Company, a predecessor company to the Bank.

                  WHEREAS, the terms of the Agreement provide that the Bank shall provide certain administrative services to the Customer and its Series; and

                  WHEREAS, the Board of Trustees of the Customer has appointed Brinson Advisors, Inc. to serve as the administrator of the Customer; and

                  WHEREAS, as a result of such appointment, it is necessary to modify the Agreement to reflect the scope of administrative services to be provided by the Bank to the Customer, as provided in this Amendment; and

                  WHEREAS, the Customer and the Bank desire to continue the Agreement, subject to the modifications set forth in this Amendment;

                  NOW, THEREFORE, effective May 21, 2001, the Agreement is amended as follows:

                  1. The initial paragraph of Section II of the Agreement is deleted, and replaced by the following:

                  The Customer hereby appoints the Bank as its accounting services and transfer agent to the Series, and the Bank hereby accepts such appointment. In addition, to the extent delegated to the Bank by Brinson Advisors, Inc. ("Advisors"), the administrator of the Customer, the Bank shall be responsible for the provision of certain administrative services to the Customer and its Series. This Section II. of this Agreement relates solely to the provision of accounting and transfer agency services to the Customer and its Series, and, to the extent delegated to the Bank by Advisors, the provision of administrative services to the Customer and its Series. For purposes of this Section II., the term "Bank" shall include the Bank and its agents.

                  2. "Schedule F-Fee Schedule for The Brinson Funds, As Amended May 9, 2000" is hereby replaced in its entirety with "Schedule F-Fee Schedule for The Brinson Funds, Effective May 21, 2001" attached hereto.

                  3. Unless expressly defined herein, the terms used in this Amendment shall have the meaning assigned to them in the Agreement.

                  4. Except as expressly modified hereby, the Agreement is confirmed in all respects.



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       IN WITNESS WHEREOF, the parties have duly executed this Amendment.

                                THE CHASE MANHATTAN BANK


                                By:     /s/ Brian Fitzgerald
                                        --------------------
                                Title:


                                THE BRINSON FUNDS


                                By:  /s/ Paul Schubert
                                     -----------------
                                Title:  Treasurer and Principal Accounting
                                Officer


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                                   SCHEDULE F

                       FEE SCHEDULE FOR THE BRINSON FUNDS

                             EFFECTIVE MAY 21, 2001

                         ACCOUNTING, TRANSFER AGENCY AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE

1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer and 6.00 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging market equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

         There will be an annual fee of $25 for each shareholder account within The Brinson Funds.

         NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged ONLY where actual non-Brinson Partners, Inc.-sponsored investment company or series securities are held.

         For purposes of this Schedule F, the "AVERAGE WEEKLY U.S. ASSETS OF THE CUSTOMER" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY NON-U.S. ASSETS OF THE CUSTOMER" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS EQUITY ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Customer's emerging markets equity funds as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "AVERAGE WEEKLY EMERGING MARKETS DEBT ASSETS OF THE CUSTOMER" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Customer's emerging markets debt funds (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

         Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following:

         The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

         (1)      taxes;

         (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

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         (3)      SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

         (4)      EDGAR filing fees;

         (5)      independent public accountants;

         (6)      insurance premiums including fidelity bond premiums;

         (7)      outside legal expenses;

         (8)      costs of maintenance of corporate existence;

         (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

         (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

         (11)     trade association dues and expenses; and

         (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

         Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.